UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2020

GUARDANT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38683	45-4139254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Penobscot Dr.

Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

855-698-8887

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	GH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2020, the Board of Directors (the “Board”) of Guardant Health, Inc. (the “Company”) appointed Michael Bell to serve as the Company’s Chief Financial Officer effective January 5, 2021.

Mr. Bell, age 51, has extensive senior finance leadership experience. He most recently served as the Chief Financial Officer of CareDx, Inc., a precision medicine company focused on transplantation, from April 2017 to December 2020. From January 2016 to March 2017, Mr. Bell served as the Chief Financial Officer of Metabiota, Inc., a company that develops and sells risk analytics products focused on infectious disease. From May 2012 to January 2016, he served as the Chief Financial Officer of Singulex, Inc., a clinical diagnostics company. Prior to that, Mr. Bell held leadership and executive positions within Novartis, including with Novartis Diagnostics, a global provider of blood screening solutions, where he served as Chief Financial Officer from 2011 to 2012, and Senior Director, Global Head of Finance from 2008 to 2011. Mr. Bell also previously worked for several years in public accounting with both Ernst & Young LLP and Deloitte, UK. He holds a Bachelor of Science degree in Mathematics with Computing from the University of Leicester in the United Kingdom, and is a Fellow of the Institute of Chartered Accountants in England & Wales.

In connection with his appointment, Mr. Bell and the Company entered into an offer letter that sets forth the material terms of his employment effective January 5, 2021 (the “Offer Letter”). Under the Offer Letter, Mr. Bell is entitled to receive (i) an annual base salary of $450,000 and (ii) a target bonus equal to 50% of his annual base salary. Also under the Offer Letter, the Company will recommend to the Compensation Committee of the Board that the Company make the following equity grants to Mr. Bell: (A) restricted stock units covering shares of the Company’s common stock with the number of restricted stock units valued at approximately $2,000,000 (the “RSUs”), (B) a stock option to purchase approximately $2,000,000 of the Company’s common stock, and (C) performance stock units covering shares of the Company’s common stock with a value of approximately $1,000,000 (the “PSUs”). Vesting of each equity award is as follows: (x) the RSUs are expected to vest ratably over the first four anniversaries of the grant date, subject to Mr. Bell’s continued service, (y) the stock option will vest and become exercisable with respect to 25% of the shares on the first anniversary of Mr. Bell’s start date, and with respect to 75% of the shares in substantially equal monthly installments thereafter (so that the stock option is fully vested and exercisable on the fourth anniversary of Mr. Bell’s start date), subject to Mr. Bell’s continued employment and (z) the PSUs will vest upon the achievement of certain objectives determined by the Compensation Committee of the Board, subject to Mr. Bell’s continued employment. Additionally, under the Offer Letter, Mr. Bell is entitled to a signing bonus of $500,000, which is subject to clawback (on a prorated basis) in the event Mr. Bell voluntarily terminates employment with the Company prior to completing 24 months of service. In conjunction with entering into the Offer Letter, Mr. Bell agreed to certain restrictive covenants, including confidentiality, invention assignment, and a customer and one-year employee non-solicitation.

The foregoing description of the Offer Letter is a summary only and does not describe all terms and conditions applicable to the Offer Letter. The description is qualified in its entirety by the terms of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Form 8-K, and is incorporated by reference herein.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Mr. Bell, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as an officer. The description of Mr. Bell’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Registration Statement on Form S-1/A filed with Securities and Exchange Commission on September 18, 2018 as Exhibit 10.8.

There are no arrangements or understandings between Mr. Bell and any other person pursuant to which he was selected as an officer, nor are there any transactions in which Mr. Bell has an interest that would be reportable under Item 404(a) of Regulation S-K.

In addition, on December 4, 2020, Derek Bertocci tendered his resignation as an officer of the Company, effective the same day. Although he resigned as an officer of the Company, Mr. Bertocci will remain an employee of the Company to provide transition and onboarding support for the Company’s new Chief Financial Officer under an employment letter effective December 7,

2020 (the “Employment Letter”). Under the Employment Letter, Mr. Bertocci will be paid $22 per hour for services he provides during the transition period. Additionally, Mr. Bertocci’s will continue to vest in his outstanding stock options and restricted stock unit awards for the duration of his employment under the Employment Letter, which is expected to end March 5, 2021.

The foregoing description of the Employment Letter is a summary only and does not describe all terms and conditions applicable to the Employment Letter. The description is qualified in its entirety by the terms of the Employment Letter, a copy of which is filed as Exhibit 10.2 to this Form 8-K, and is incorporated by reference herein

Item 7.01.	Regulation FD Disclosure.

On December 11, 2020, the Company issued a press release announcing the appointment of Michael Bell to serve as the Company’s Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this report and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

The information included under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated December 4, 2020, by and between Guardant Health, Inc. and Michael Bell

10.2	Employment Letter, dated December 7, 2020, by and between Guardant Health, Inc. and Derek Bertocci

99.1	Press release of Guardant Health, Inc., dated December 11, 2020, announcing the appointment of Michael Bell

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDANT HEALTH, INC.

Date: December 11, 2020

	By:	/s/ John G. Saia
John G. Saia
Senior Vice President, General Counsel and Secretary